As filed with the Securities and Exchange Commission on July 3, 2001
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              KANA SOFTWARE, INC.
          (Exact name of the Registrant as specified in its charter)


             Delaware                                           77-0435679
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                            identification no.)

                                 740 Bay Road
                            Redwood City, CA 94063
                   (Address of principal executive offices)

                The following employee benefit plans, including options and purchase rights issued thereunder, of Broadbase Software, Inc.:
                          1999 Equity Incentive Plan
                           2000 Stock Incentive Plan

                 Options and purchase rights issued under the
         following employee benefit plans of Broadbase Software, Inc.:
                          1996 Equity Incentive Plan
                       1999 Employee Stock Purchase Plan
                 Certain Non-Qualified Stock Option Agreements

                 Options and purchase rights issued under the
       following employee benefit plans of wholly-owned subsidiaries of
                           Broadbase Software, Inc.:
        Aperio, Inc., 1998 Incentive and Nonqualified Stock Option Plan
                       Panopticon, Inc., 1999 Stock Plan
                     Rubric, Inc., 1997 Stock Option Plan
  Servicesoft Technologies, Inc., 1994 Amended and Restated Stock Option Plan
       Servicesoft Technologies, Inc., 1999 Stock Option Grant and Plan

                                   Chuck Bay
                            Chief Executive Officer
                                 740 Bay Road
                            Redwood City, CA 94063
                                (650) 298-9280
           (Name, address and telephone number of agent for service)

                                  Copies to:
                            David K. Michaels Esq.
                            Matthew S. Wilson, Esq.
                              Fenwick & West LLP
                             Two Palo alto Square
                          Palo Alto, California 94386

                                                   CALCULATION OF REGISTRATION FEE
 ===================================================================================================================================
                                                            Proposed Maximum            Proposed
        Title of Shares                  Amount                Aggregate           Maximum Aggregate            Amount of
       To Be Registered              To Be Registered       Price Per Share           Offering Price          Registration Fee
====================================================================================================================================
Common Stock,
$0.001 par value per share               26,501,386(1)         $1.69(2)          $44,787,342(3)             $11,196.84(3)
====================================================================================================================================
Common Stock,
$0.001 par value per share               19,326,862(4)         $1.71(5)          $33,048,934(5)             $ 8,262.23
===================================================================================================================================

(1) Represents shares reserved for issuance upon the exercise of options outstanding as of June 28, 2001 under the Broadbase 1999 Equity
     Incentive Plan (3,985,255 shares), 2000 Stock Incentive Plan (17,681,973 shares) and 1996 Equity Incentive Plan (2,012,595 shares), Aperio, Inc. 1998 Incentive and Nonqualified Stock Option Plan (67,692 shares), Panopticon, Inc. 1999 Stock Plan (96,383 shares), Rubric, Inc. 1997 Stock Option Plan (223,003 shares), and Servicesoft Technologies, Inc. 1994 Amended and Restated Stock Option Plan (1,370,304 shares) and 1999 Stock Option and Grant Plan, as amended (1,064,181 shares).

(2)  Weighted average exercise price per share for these outstanding options.

(3) Calculated based on the weighted average per share exercise price, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

(4) Represents shares reserved for issuance upon the exercise of options to be issued under the Broadbase 1999 Equity Incentive Plan (15,533,321 shares) and 2000 Equity Incentive Plan (1,897,295 shares) and purchase rights granted or to be granted under the Broadbase 1999 Employee Stock Purchase Plan (1,896,245 shares).

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on June 26, 2001.

         PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

     (a) Annual report on Form 10-K for the year ended December 31, 2000 (as amended by Form 10-K/A filed April 3, 2001);

     (b)  Quarterly Report on Form 10-Q filed May 15, 2001;


     (c) Current reports on Form 8-K filed January 22, 2001, February 1, 2001, February 21, 2001 and April 12, 2001 and current report on Form 8-K/A filed May 8, 2000; and

     (d) Common stock description contained in the Registrant's registration statement on Form 8-A (File No. 000-27163) filed on August 27, 1999, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain partners and investment partnerships comprised of certain partners of Fenwick & West LLP, the Registrant's counsel, own no more than 64,846 shares of the Registrant's common stock and an option to purchase 21,000 shares of Kana.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit this indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act").

     Article VII, Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and executive officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

     The Registrant's Certificate of Incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the director's fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of his or her duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under

Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into indemnification agreements with its officers and directors, a form of which has been filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended (the "Indemnification Agreements"). The Indemnification Agreements provide the Registrant's executive officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

     Reference is also made to Section 8 of the underwriting Agreement contained in Exhibit 1.1 of the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended, indemnifying officers and directors of the Registrant against certain liabilities, and Section 1.10 of the Third Amended and Restated Investors' Rights Agreement contained in Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended, indemnifying certain of the Registrant's stockholders, including controlling stockholders, against certain liabilities.

     See also the undertakings set out in response to Item 9.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

 Exhibit                                                                                    Incorporated by Reference        Filed
                                                                                            -------------------------
  Number                              Exhibit Description                            Form   File No.  Exhibit  Filing Date  Herewith
  ------                              -------------------                            -----  --------  -------  -----------  --------
   4.01   Second Amended and Restated Certificate of Incorporation, as amended by    8-K    000-27163     3.1    05/04/00
          the Certificate of Amendment, filed with the Delaware Secretary of
          State on April 18, 2000.

   4.02   Certificate of Amendment to the Second Amended and Restated Certificate                                             X
          of Incorporation, filed with the Delaware Secretary of State on June
          29, 2001.

   4.03   Amended and Restated Bylaws.                                               S-1    333-82587     3.2    07/09/99

   4.04   Form of common stock certificate.                                          S-1/A  333-82587     4.1    09/21/99

   4.05   Fourth Amended and Restated Investors' Rights Agreement, dated June 30,    S-1/A  333-82587     4.2    08/16/99
          1999.

   4.06   Form of amendment to Fourth Amended and Restated Investors' Rights         S-4/A  333-32428     4.2    03/22/00
          Agreement.

   4.07   Broadbase Software, Inc. 1996 Equity Incentive Plan, as amended June       S-1    333-82251   10.02    08/12/99
          28, 1999, and related forms of agreements.

   4.08   Broadbase Software, Inc. 1999 Equity Incentive Plan, as amended            S-4    333-48696    4.09    11/09/00
          November 2, 2000.

 Exhibit                                                                                    Incorporated by Reference        Filed
                                                                                            -------------------------
  Number                              Exhibit Description                            Form   File No.  Exhibit  Filing Date  Herewith
  ------                              -------------------                            -----  --------  -------  -----------  --------
   4.09     Form of stock option agreement under Broadbase Software, Inc. 1999        S-1   333-82251    10.03     08/30/99
            Equity Incentive Plan.

   4.10     Broadbase Software, Inc. 1999 Employee Stock Purchase Plan, as amended    S-4   333-48696     4.09     11/09/00
            November 2, 2000.

   4.11     Broadbase Software, Inc. 2000 Stock Incentive Plan and related forms of   S-8   333-38480     4.09     06/02/00
            agreements.

   4.12     Aperio, Inc., 1998 Incentive and Nonqualified Stock Option Plan and       S-8   333-40206     4.09     06/26/00
            related forms of agreements.

   4.13     Panopticon, Inc., 1999 Stock Plan and related forms of agreements.        S-8   333-46652     4.08     09/26/00

   4.14     Rubric, Inc., 1997 Stock Option Plan, as amended.                         S-1   333-95125    10.15     02/14/00

   4.15     Servicesoft Technologies, Inc. 1994 Amended and Restated Stock Option     S-8   333-52198     4.05     12/19/00
            Plan and related forms of agreements.

   4.16     Servicesoft Technologies, Inc. 1999 Stock Option and Grant Plan and       S-8   333-52198     4.06     12/19/00
            related forms of agreements.

   4.17     Amendment No. 1 to the Servicesoft, Inc. 1999 Stock Option and Grant      S-8   333-52198     4.07     12/19/00
            Plan.

   4.18     Amendment No. 2 to the Servicesoft, Inc. 1999 Stock Option and Grant      S-8   333-52198     4.08     12/19/00
            Plan.


 Exhibit                                                                                    Incorporated by Reference        Filed
                                                                                            -------------------------
  Number                              Exhibit Description                            Form   File No.  Exhibit  Filing Date  Herewith
  ------                              -------------------                            -----  --------  -------  -----------  --------
   4.19     Form of Rosh Intelligent Systems, Inc., Incentive Stock Option            S-8   333-52198     4.11     12/19/00
            Agreement.

   5.01     Opinion of Fenwick & West LLP regarding the legality of the securities                                              X
            being registered.

  23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).                                                           X

  23.02     Consent of KPMG, LLP, Independent Auditors.                                                                         X

  23.03     Consent of PricewaterhouseCoopers LLP, Independent Accountants.                                                     X

  24.01     Power of Attorney (see signature page following Item 9).                                                            X

  ITEM 9.   UNDERTAKINGS.

 The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by (a) and (b) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 3rd day of July, 2001.

                                    KANA SOFTWARE, INC.


                                    By: /s/ CHUCK BAY
                                        -----------------------------------
                                        Chuck Bay
                                        Chief Executive Officer and President


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Chuck Bay, Brett White and Eric Willgohs, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date
---------                           -----                        ----

Principal Executive Officer:

/s/ CHUCK BAY                       Chief Executive Officer,
------------------------------      President and Director       July 3, 2001
Chuck Bay

Principal Financial Officer and
Principal Accounting Officer:

/s/ BRETT WHITE                     Chief Financial Officer
-------------------------------                                  July 3, 2001
Brett White


Additional Directors:

                                    Chairman of the Board
/s/ JAMES C. WOOD                   of Directors                 July 3, 2001
-------------------------------
James C. Wood

/s/ KEVIN HARVEY                    Director
-------------------------------                                  July 3, 2001
Kevin Harvey

/s/ ROBERT W. FRICK                 Director
-------------------------------                                  July 3, 2001
Robert W. Frick

/s/ MASSOOD ZARRABIAN               Director
-------------------------------                                  July 3, 2001
Massood Zarrabian

                                 EXHIBIT INDEX

Exhibit                                                                                 Incorporated by Reference          Filed
                                                                                        -------------------------
 Number                           Exhibit Description                             Form   File No.   Exhibit  Filing Date  Herewith
-------                           -------------------                             ----   --------   -------  -----------  --------
  4.01  Second Amended and Restated Certificate of Incorporation, as amended by    8-K   000-27163      3.1     05/04/00
        the Certificate of Amendment, filed with the Delaware Secretary of
        State on April 18, 2000.

  4.02  Certificate of Amendment to the Second Amended and Restated Certificate                                              X
        of Incorporation, filed with the Delaware Secretary of State on June
        29, 2001.

  4.03  Amended and Restated Bylaws.                                               S-1   333-82587      3.2     07/09/99

  4.04  Form of common stock certificate.                                         S-1/A  333-82587      4.1     09/21/99

  4.05  Fourth Amended and Restated Investors' Rights Agreement, dated June 30,   S-1/A  333-82587      4.2     08/16/99
        1999.

  4.06  Form of amendment to Fourth Amended and Restated Investors' Rights        S-4/A  333-32428      4.2     03/22/00
        Agreement.

  4.07  Broadbase Software, Inc. 1996 Equity Incentive Plan, as amended June       S-1   333-82251    10.02     08/12/99
        28, 1999, and related forms of agreements.

  4.08  Broadbase Software, Inc. 1999 Equity Incentive Plan, as amended            S-4   333-48696     4.09     11/09/00
        November 2, 2000.

  4.09  Form of stock option agreement under Broadbase Software, Inc. 1999         S-1   333-82251    10.03     08/30/99
        Equity Incentive Plan.

  4.10  Broadbase Software, Inc. 1999 Employee Stock Purchase Plan, as amended     S-4   333-48696     4.09     11/09/00
        November 2, 2000.

  4.11  Broadbase Software, Inc. 2000 Stock Incentive Plan and related forms of    S-8   333-38480     4.09     06/02/00
        agreements.

  4.12  Aperio, Inc., 1998 Incentive and Nonqualified Stock Option Plan and        S-8   333-40206     4.09     06/26/00
        related forms of agreements.

  4.13  Panopticon, Inc., 1999 Stock Plan and related forms of agreements.         S-8   333-46652     4.08     09/26/00

  4.14  Rubric, Inc., 1997 Stock Option Plan, as amended.                          S-1   333-95125    10.15     02/14/00

  4.15  Servicesoft Technologies, Inc. 1994 Amended and Restated Stock Option      S-8   333-52198     4.05     12/19/00
        Plan and related forms of agreements.

  4.16  Servicesoft Technologies, Inc. 1999 Stock Option and Grant Plan and        S-8   333-52198     4.06     12/19/00
        related forms of agreements.

  4.17  Amendment No. 1 to the Servicesoft, Inc. 1999 Stock Option and Grant       S-8   333-52198     4.07     12/19/00
        Plan.

 Exhibit                                                                                    Incorporated by Reference        Filed

  Number                              Exhibit Description                            Form   File No.  Exhibit  Filing Date  Herewith
  ------                              -------------------                            -----  --------  -------  -----------  --------
   4.18     Amendment No. 2 to the Servicesoft, Inc. 1999 Stock Option and Grant      S-8   333-52198     4.08     12/19/00
            Plan.

   4.19     Form of Rosh Intelligent Systems, Inc., Incentive Stock Option            S-8   333-52198     4.11     12/19/00
            Agreement.

   5.01     Opinion of Fenwick & West LLP regarding the legality of the securities                                              X
            being registered.

  23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).                                                           X

  23.02     Consent of KPMG,LLP, Independent Auditors.                                                                          X

  23.03     Consent of PricewaterhouseCoopers LLP, Independent Accountants.                                                     X

  24.01     Power of Attorney (see signature page following Item 9).                                                            X